HUBEI MINKANG PHARMACEUTICAL LTD.

55 Ubi Ave. 3, #03-01, Mintwell Building

Singapore 408864

_________________________________________________________________________

Symbol: HBMK- OTCBB

May 15, 2012

News Release

Hubei Minkang Pharmaceutical Ltd. Closes Private Placement of $791,189

Yichang, Hubei, China - Hubei Minkang Pharmaceutical Ltd. ("Hubei Minkang" or the "Company") is pleased to announce that it has recently closed on a private placement of 1,130,270 shares of common stock of the Company at $0.70 per share, for total gross proceeds of $791,189.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Hubei Minkang

Hubei Minkang Pharmaceutical Ltd. is a modern pharmaceutical enterprise that produces and markets Traditional Chinese Medicines and some chemical pharmaceuticals in China as well as markets its products to the US, Japan, Canada, Singapore, Malaysia, Thailand and Hong Kong among other countries. Hubei Minkang's main facilities are located in Yichang, Hubei, China.

Contact:

Hubei Minkang Pharmaceutical Ltd.

+65-6747-7883

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Hubei Minkang Pharmaceutical Ltd., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Hubei Minkang Pharmaceutical Ltd. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Hubei Minkang Pharmaceutical Ltd. does not undertake any obligation to update any forward looking statement, except as required under applicable law.